                                                                   Exhibit p(2)

                          DOMINI SOCIAL INVESTMENTS LLC
                                 (the "Adviser")

                          DSIL INVESTMENT SERVICES LLC
                               (the "Distributor")

                                 Code of Ethics

                              Revised March 1, 2000
                   As Amended and Restated on January 1, 2003

         This Code of Ethics is intended to (a) minimize conflicts of interest, and even the appearance of conflicts of interest, between the personnel of the
Adviser and the Distributor and their respective clients in the securities markets and (b) effect compliance with applicable securities laws.

         Each of the Adviser and the Distributor depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the employees of the Adviser and the Distributor observe the highest standards of ethical behavior in the performance of their duties. This Code (as it may be amended or modified from time to time) is intended to inform all employees of the Adviser and the Distributor of certain standards of conduct which they are expected to observe.

         It is not possible to provide a precise, comprehensive definition of a conflict of interest. However, one factor which is common to all conflict of interest situations is the possibility that an employee's actions or decisions will be affected because of an actual or potential divergence between his or her personal interests and those of the Adviser or the Distributor, as applicable, or its clients. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the
Adviser or the Distributor, as applicable, or its clients and regardless of the motivation of the employee involved. In all cases, if a conflict situation arises between an employee and the Adviser or the Distributor, as applicable, or its clients, the interest of the Adviser or the Distributor, as applicable, or its client shall prevail.

         This Code also addresses the possibility that personnel may, by virtue of their positions with the Adviser or the Distributor, as applicable, be afforded opportunities to participate in certain investment opportunities that are not generally available to the investing public. Accepting such opportunities would tend to compromise the independent judgment personnel are expected to exercise for the benefit of clients and is therefore unacceptable.

         This Code is intended to help address these concerns in a systematic way. However, it is important that personnel go beyond the letter of this Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code.

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         This Code shall be administered by the Review Person and the Deputy
Review Person. Carole M. Laible is hereby named the "Review Person" and shall serve in such capacity until the Manager of the Adviser and the Distributor's
Board of Managers designate a successor Review Person. Adam Kanzer is hereby named the "Deputy Review Person" and shall serve in such capacity until the
Manager of the Adviser and the Distributor's Board of Managers designate a successor Deputy Review Person. The Deputy Review Person shall be responsible for administering the Code (including preclearance of trades and review of transaction reports) for the Review Person.

1.       SCOPE OF THIS CODE.

         (a)    PERSONS COVERED. This Code applies to each employee, manager and officer of the Adviser or the Distributor and each person
                described in clauses (iii) and (iv) of the definition of Access
                Person set forth below.

                An "Access Person" is (i) any employee, manager or officer of the Adviser, (ii) any employee, manager or officer of the
                Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund (as defined below) for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any
                recommendation to a Fund regarding the purchase or sale of
                Covered Securities, (iii) any employee of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered
                Securities by a Fund or any other client of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iv) any natural person in a control relationship with the Adviser who obtains
                information concerning the recommendations made by the Adviser with regard to the purchase or sale of Covered Securities. All full-time employees of the Adviser and/or the Distributor shall be considered Access Persons unless advised, in writing, to the contrary by the Review Person.

                A "Fund" is an investment company registered under the
                Investment Company Act of 1940, as amended (the "1940 Act") for which the Adviser provides investment advisory services or for which the Distributor provides distribution services, as
                applicable.

         (b)    DEFINITION OF SECURITIES. As used in this Code, the term
                "securities" means all types of securities as defined in Section
                2(a)(36) of the 1940 Act, and includes all types of debt,
                equity, and other securities, including, among other things, common and preferred stocks, bonds, mutual fund shares, money market instruments, debentures, notes, limited partnership interests, warrants, depositary receipts, options and other derivative securities. THIS CODE DOES NOT APPLY TO SAVINGS,
                CHECKING, NOW OR MONEY MARKET ACCOUNTS WITH BANKS, SAVINGS AND
                LOAN ASSOCIATIONS, CREDIT UNIONS OR SIMILAR INSTITUTIONS.

                                      -3-

                DEFINITION OF COVERED SECURITY. As used in this code "Covered
                Security" means any security except for (i) direct obligations of the Government of the United States, (ii) bankers'
                acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end investment companies registered under the 1940 Act. A direct obligation of the Government of the United States includes any security issued or guaranteed as to principal or interest by the Government of the United States or by any agency or instrumentality of the
                Government of the United States.

                A "Security Held or to be Acquired" by a Fund means (i) any
                Covered Security which, within the most recent 15 days (A) is or has been held by the Fund or (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in the preceding clause (i).

         (c)    BENEFICIAL OWNERSHIP. For purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934,
                and the rules and regulations thereunder. Accordingly, a person shall have "beneficial ownership" of any security if he or she, directly or indirectly, through any contact, arrangement,
                understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. A person has a pecuniary interest in a security if he or she has the
                opportunity, directly or indirectly, to profit or share in any profit from a transaction in the subject security. A person may have an indirect pecuniary interest in a security if, among other things:

                (i)   the security is held by a member of that person's
                      immediate family sharing the same household;

                (ii)  the person is a general partner and the security is held by the general partnership or limited partnership;

                (iii) the person's interest in such security is held by a trust;
                      or

                (iv)  the person has a right to acquire such security through the exercise or conversion of any derivative security,
                      whether or not presently exercisable.

         (d)    TYPES OF TRANSACTIONS COVERED. This Code applies to all types of transactions in securities, including purchases, sales,
                exchanges, redemptions, short sales, donations, and gifts.

                                      -4-

2.       PROHIBITED SECURITIES TRANSACTIONS.

         (a)    UNLAWFUL ACTIONS. No person to whom this Code applies shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by a Fund:

                (i)   employ any device, scheme or artifice to defraud the Fund;

                (ii)  make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in
                      order to make the statements made, in light of the
                      circumstances under which they are made, not misleading;

                (iii) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

                (iv)  engage in any manipulative practice with respect to the
                      Fund.

         (b)    RESTRICTED SECURITIES. Monthly, the Review Person will circulate to each Access Person a list of all issuers that during the month will be reviewed or evaluated by the Adviser or KLD
                Research & Analytics, Inc. ("KLD") for addition to, or removal from, the Domini 400 Social IndexSM or any other index
                established or maintained by the Adviser or KLD. The securities of each issuer on that list will be considered "Restricted
                Securities" until the circulation by the Review Person of a subsequent monthly list that does not include such issuer.

         (c)    RESTRICTIONS. No Access Person shall:

                (i)   effect any transaction in any security that is a
                      Restricted Security at the time such transaction is
                      effected; or

                (ii)  purchase or otherwise acquire any security that reasonably appears to have been offered or made available to such an
                      Access Person by virtue of his/her position with the
                      Adviser or the Distributor, as applicable, and is not
                      generally available to the investing public.

         (d)    EXCEPTIONS. The restrictions set forth in Sections 2(c),
                5(a)(iii) and 5(a)(iv) of this Code shall not apply to the following:

                (i)       transactions in shares of any open-end investment
                          companies (open-end mutual funds) that are registered
                          under the 1940 Act;

                (ii)      purchases made pursuant to an automatic dividend
                          reinvestment plan;

                (iii)     receipts of stock dividends, stock splits, or similar
                          distributions;

                                      -5-

                (iv)     transfers that are gifts or donations, provided that
                         the donee represents in writing that he or she has no
                         present intention of selling the securities;

                (v)      transactions for the sole account and benefit of other
                         persons to whom an Access Person has a fiduciary
                         relationship apart from the Adviser or the Distributor,
                         as applicable;

                (vi)     transactions effected on behalf of an Access Person
                         that are beyond his or her reasonable control;

                (vii)    purchases made upon the exercise of rights distributed
                         by an issuer on a pro rata basis to all holders of a
                         class of its securities, and sales of any such rights
                         so acquired;

                (viii)   the receipt by an Access Person of securities as
                         compensation for, or in connection with, his or her
                         employment or the exercise by an Access Person of an
                         option or warrant received by such Access Person as
                         compensation for, or in connection with, his or her
                         employment; and

                (ix)     transactions that receive prior written approval of the
                         Review Person, on the grounds that they are unlikely to
                         have any adverse effect on the Adviser or the
                         Distributor, as applicable, or their respective
                         clients, involve no apparent impropriety, and appear to
                         be consistent with applicable securities laws.

3.       MISUSE OF INSIDE INFORMATION.

         (a)    DEFINITION OF INSIDE INFORMATION. For purposes of this Code,
                "Inside Information" means any information obtained by a person to whom this Code applies in connection with his or her work on behalf of the Adviser or the Distributor that such person knows, or in the exercise of reasonable care should know, is (i) not available to the investing public generally, and (ii) material to a decision to effect a transaction in a security.

         (b)    BAN ON TRADING. No person to whom this Code applies shall effect any transaction in, directly or indirectly, any security on the basis of any Inside Information. This restriction is not subject to the exceptions set forth in Sections 2(d), 4(b), or 5(b).

         (c)    BAN ON RELEASE OR DISCLOSURE. No person to whom this Code
                applies shall release or disclose Inside Information to any person outside of the Adviser or the Distributor except that such person:

                (i)      may release to authorized representatives of a client
                         Inside Information to which that client is entitled;

                                      -6-

                (ii)     may release Inside Information to the Adviser's or the
                         Distributor's lawyers, accountants, and consultants as
                         appropriate in the conduct of the Adviser's or the
                         Distributor's affairs;

                (iii)    may release Inside Information to regulatory officials
                         and other persons as required by law; and

                (iv)     may release Inside Information in accordance with the
                         policies established by the Adviser's Manager or the
                         Distributor's Board of Managers, as applicable and the
                         instructions of the Review Person.

4.       REPORTING.

         (a)    REPORTING REQUIREMENTS. Each Access Person shall (unless
                excepted under Section 4(b)) report to the Review Person as set forth below:

                (i)      Initial Holdings Reports. Not later than 10 days after
                         the person becomes an Access Person, the following
                         information:

                         (A)  the title, number of shares and principal amount
                              of each Covered Security in which the Access
                              Person had any direct or indirect beneficial
                              ownership when the person became an Access Person;

                         (B)  the name of any broker, dealer or bank with whom
                              the Access Person maintained an account in which
                              any securities were held for the direct or
                              indirect benefit of the Access Person as of the
                              date the person became an Access Person; and

                         (C)  the date that the report is signed and submitted
                              by the Access Person.

                (ii)     Quarterly Transaction Reports. Not later than 10 days
                         after the end of each calendar quarter, the following
                         information:

                         (A)  With respect to any transaction during the quarter
                              in a Covered Security in which the Access Person
                              had any direct or indirect beneficial ownership:

                              o    the date of the transaction, the title, the
                                   interest rate and maturity date (if
                                   applicable), the number of shares and the
                                   principal amount of each Covered Security
                                   involved;

                              o    the nature of the transaction (i.e.,
                                   purchase, sale or any other type of
                                   acquisition or disposition);

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                              o    the price of the Covered Security at which
                                   the transaction was effected;

                              o    the name of the broker, dealer or bank with
                                   or through which the transaction was
                                   effected; and

                              o    the date that the report is signed and
                                   submitted by the Access Person.

                         (B)  With respect to any account established by the
                              Access Person in which any securities were held
                              during the quarter for the direct or indirect
                              benefit of the Access Person:

                              o    the name of the broker, dealer or bank with
                                   whom the Access Person established the
                                   account;

                              o    the date that the account was established;
                                   and

                              o    the date that the report is signed and
                                   submitted by the Access Person.

                         (C)  In the event that no reportable transactions
                              occurred during the quarter, the report should be
                              so noted and returned signed and dated.

                (iii)     Annual Holdings Reports. Not later than each January
                          31st, the following information (which information
                          must be current as of the immediately preceding
                          December 31st):

                              o    the title, number of shares and principal
                                   amount of each Covered Security in which the
                                   Access Person had any direct or indirect
                                   beneficial ownership;

                              o    the name of any broker, dealer or bank with
                                   whom the Access Person maintains an account
                                   in which any securities are held for the
                                   direct or indirect benefit of the Access
                                   Person; and

                              o    the date on which the report is signed and
                                   submitted by the Access Person.

         (b)    EXCEPTIONS TO REPORTING REQUIREMENTS. The following are the exceptions to the reporting requirements outlined in Section
                4(a):

                (i)      A person need not make any report under Section 4(a)
                         with respect to transactions effected for, and Covered
                         Securities held in, any account over which the person
                         has no direct influence or control.

                                      -8-

                (ii)     A person need not make a quarterly transaction report
                         under Section 4(a)(ii) if the report would duplicate
                         information contained in broker trade confirmations or
                         account statements received by the Review Person with
                         respect to the person in the time period required under
                         Section 4(a)(ii) and if all of the information required
                         under Section 4(a)(ii) is contained in the broker trade
                         confirmations or account statements or in the records
                         of the Adviser or the Distributor, as applicable.

         (c)    CERTIFICATION. Each person to whom this Code applies shall certify to the Review Person in writing that (i) he or she has read and understands this Code, (ii) he or she understands that he or she is subject to this Code, (iii) he or she has complied with the requirements of this Code, and (iv) if such person is an Access Person, he or she has disclosed or reported all
                securities transactions required to be disclosed or reported under this Code, such certification to be given at the following times: (A) in the case of persons who are subject to this Code on the date hereof, within 30 days after the adoption of this
                Code; (B) in the case of persons who become subject to this Code after the date hereof, no later than 10 days after such person becomes subject to this Code; and (C) in all cases, once every calendar year on or before January 31st.

5.       PRECLEARANCE OF CERTAIN SECURITIES TRANSACTIONS.

         (a)    PRECLEARANCE REQUIREMENTS. No Access Person shall:

                (i)      acquire, directly or indirectly, beneficial ownership
                         in any securities (including Restricted Securities) in
                         an initial public offering;

                (ii)     acquire, directly or indirectly, beneficial ownership
                         in any securities (including Restricted Securities) in
                         a private placement transaction;

                (iii)    effect any transaction (other than those transactions
                         described in clauses (i) and (ii) above) in any
                         security; or

                (iv)     profit from the purchase and sale, or the sale and
                         purchase, of the same or equivalent securities within
                         60 calendar days;

                unless, in each case, the transaction has been approved by the
                Review Person not more than 72 hours prior to initiation of the transaction (and such approval has not been rescinded).

         (b)    EXCEPTIONS TO PRECLEARANCE REQUIREMENTS. Sections 5(a)(iii) and
                5(a)(iv) shall not apply to the following:

                (i)      any transaction that is exempt under Section 2(d),
                         including transactions in shares of any open-end
                         investment companies that are registered under the 1940
                         Act;

                                      -9-

                (ii)     any transactions in securities listed on a national
                         securities exchange of a company having a total market
                         capitalization (at the time of the transaction or, if
                         such information is not available, according to the
                         company's most recent published annual or quarterly
                         financial statements) of not less than $5 billion;

                (iii)    transactions in the debt instruments issued or
                         guaranteed by a state or local government;

                (iv)     transactions in debt instruments issued or guaranteed
                         by the United States Government, Quasi United States
                         Government Agency or instrumentality of the United
                         States;

                (v)      total purchases and sales of up to $25,000 of
                         securities listed on a national securities exchange
                         within any rolling six month period; or

                (vi)     transactions in municipal fund securities that are
                         issued for a qualified tuition program under Internal
                         Revenue Code Section 529 (a 529 college savings plan).

6.       ADDITIONAL RESTRICTIONS.

         (a)    GIFTS. No person to whom this Code applies shall accept any gift or gratuity from any person or business entity that does
                business with the Adviser or the Distributor, provided this restriction does not apply to:

                (i)      any gifts or gratuities received in any 90 day period
                         from any one person or business entity, or several
                         related persons or business entities, having an
                         aggregate fair market value of not more than $150;

                (ii)     travel, lodging, entertainment, food, and beverages
                         provided in connection with a business or professional
                         meeting or function; and

                (iii)    goods and services, such as investment research reports
                         and newsletters, that are used in the conduct of the
                         business of the Adviser or the Distributor, as
                         applicable.

         (b)    SERVICE AS A DIRECTOR OF A PUBLICLY TRADED COMPANY. No person to whom this Code applies shall serve as a director of a company that files or is required to file with the Securities and
                Exchange Commission periodic reports under Section 13 or Section
                15(d) of the Securities Exchange Act of 1934 (such as 10-Ks,
                10-Qs, and 8-Ks) without the prior approval of the Review
                Person.

7.       REVIEW BY THE REVIEW PERSON.

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         (a)    REVIEW OF REPORTS. The Review Person shall review all of the reports delivered under Section 4 to determine whether a
                violation of this Code may have occurred. Before making a
                determination that a violation has occurred, the Review Officer shall give such person who may have committed such violation an opportunity to supply additional information regarding the transaction in question.

         (b)    FACTORS TO BE CONSIDERED. In reviewing proposed transactions and other matters submitted for preclearance or approval under this
                Code, the Review Person shall consider whether such transactions or matters involve or are likely to involve: (i) violations of this Code or applicable securities laws; (ii) improper use of
                Inside Information; or (iii) an investment opportunity that should be reserved for the Adviser or the Distributor, as
                applicable, or its clients.

         (c)    APPROVAL SUBJECT TO CONDITIONS. The Review Person may grant approval of proposed transactions and other matters submitted for preclearance or approval under this Code subject to such conditions as the Review Person may impose to protect the
                interests of the Adviser and the Distributor and their
                respective clients, including, among other things, requiring that an Access Person who is authorized to acquire securities in a private placement disclose that investment when he or she plays a part in a review or analysis of the issuer of the
                securities.

         (d)    DEPUTY REVIEW PERSON MAY ACT WHEN REVIEW PERSON IS UNAVAILABLE.
                In the event the Review Person is unavailable to review any report or proposed transaction or other matter under this Code and it is unlikely that the Review Person will become available in sufficient time to review the report in a timely manner or for the transaction or other matter to proceed without material hardship, the Deputy Review Person may review such report or perform all functions of the Review Person under the Code with respect to such transaction or other matter. Nonetheless, the
                Deputy Review Person may defer review of any report or
                transaction or other matter until the Review Person is available to conduct such review.

8.       SANCTIONS. Any violations of this Code will be reported to and subject to review by the Manager of the Adviser or the Board of Managers of the
         Distributor, as applicable.

         (a)    If the Manager or the Board of Managers, as applicable,
                determines that a violation of this Code has occurred, the
                Review Person may impose such sanctions as is deemed
                appropriate, including, among other things:

                (i)      a letter of censure,

                (ii)     forfeiture of any profit made or loss avoided from a
                         transaction in violation of this Code, or

                                      -11-

                (iii)    suspension or termination of employment.

         (b)    Any person subject to any sanctions imposed by the Review Person under this Code shall be entitled, upon request made within 60 days of the imposition of such sanctions, to a complete review of the matter by the Manager of the Adviser or the Board of
                Managers of the Distributor, as applicable. Pending such a review the Review Person may impose such interim sanctions as is deemed appropriate to protect the interests of the Adviser or the Distributor, as applicable, until final resolution of the matter.

         (c)    Any violations resulting in sanctions and the sanctions imposed will be reported to:

                (i)      the Manager of the Adviser or the Board of Managers of
                         the Distributor, as applicable, and

                (ii)     (other than with respect to interim sanctions pending
                         review of a matter) the board of directors or trustees
                         of each Fund.

9.       MISCELLANEOUS.

         (a)    ACCESS PERSONS. The Review Person shall identify all Access
                Persons who are under a duty to make reports under this Code and will inform such persons of such duty. Any failure by the Review
                Person to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations
                hereunder.

         (b)    RECORDS. Each of the Adviser and the Distributor shall maintain records in the manner and to the extent set forth below, and shall be available for examination by representatives of the
                Securities and Exchange Commission ("SEC"):

                (i)      a copy of this Code and any other code which is, or at
                         any time within the past five years has been, in effect
                         shall be preserved in an easily accessible place;

                (ii)     a record of any violation of this Code and of any
                         action taken as a result of such violation shall be
                         preserved in an easily accessible place for a period of
                         not less than five years following the end of the
                         fiscal year in which the violation occurs;

                (iii)    a copy of each report made pursuant to this Code shall
                         be preserved for a period of not less than five years
                         from the end of the fiscal year in which it is made,
                         the first two years in an easily accessible place;

                (iv)     a list of all persons who are required, or within the
                         past five years have been required, to make reports
                         pursuant to this Code shall be maintained in an easily
                         accessible place; and

                                      -12-

                (v)      record of any decision, and the reasons supporting the
                         decision, to approve the acquisition by an Access
                         Person of securities under Section 5(a) shall be
                         preserved for a period of not less than five years from
                         the end of the fiscal year in which the approval is
                         granted.

         (c)    CONFIDENTIALITY. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.